UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  March 12, 2008

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On March 12, 2008, Alan L. Boeckmann, the Company’s Chairman and Chief Executive Officer, entered into a Rule 10b5-1 trading plan (“Plan”) with a broker.  Mr. Boeckmann entered into the Plan as part of his personal long-term asset diversification strategy.  Pursuant to the Plan, Mr. Boeckmann may sell up to 20,000 shares per month beginning in April 2008 and ending in December 2008, at which time the Plan will terminate.  Upon completion of the planned sales under the Plan, Mr. Boeckmann will continue to significantly exceed the Company’s stock ownership guidelines.  Transactions effected under the Plan will be reported through Rule 144 and Form 4 filings with the Securities and Exchange Commission, as appropriate.  The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s insider trading policy.

The information contained in this Item 7.01 is furnished in accordance with Regulation FD and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

                (d)           Exhibits.

Exhibit Number	Description
99.1	Press Release Issued by Fluor Corporation on March 13, 2008 announcing Mr. Boeckmann’s 10b5-1 trading plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 13, 2008	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Chief Legal Officer and Secretary

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
99.1	Press Release Issued by Fluor Corporation on March 13, 2008 announcing Mr. Boeckmann’s 10b5-1 trading plan.